SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2005 (May 20, 2005)

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2730 Sand Hill Road, Suite 280 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 233-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Business and Operations

Item 1.01 Material Definitive Agreement.

On May 20, 2005, Digital Realty Trust, Inc., together with its operating partnership subsidiary, Digital Realty Trust, L.P. (together, the “Company”), entered into a Termination and Consulting Agreement with John O. Wilson, who had served as the Company’s Executive Vice President, Technology Infrastructure (the “Termination Agreement”). The Termination Agreement provides for, among other things, the termination of Mr. Wilson’s employment with the Company, the termination of the Employment Agreement between the Company and Mr. Wilson, dated July 31, 2004, the waiver of any severance or other payments, accelerated vesting of options and other equity based awards under the Employment Agreement, the acceleration of options to purchase 12,500 shares of common stock of Digital Realty Trust, Inc., and the provision of consulting services to the Company by Mr. Wilson. The Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

The discussion in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
10.1	Termination and Consulting Agreement, dated May 20, 2005, among Digital Realty Trust, Inc., Digital Realty Trust, L.P. and John O. Wilson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ A. William Stein
A. William Stein
Chief Financial Officer and
Chief Investment Officer

Dated: May 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination and Consulting Agreement, dated May 20, 2005, among Digital Realty Trust, Inc., Digital Realty Trust, L.P. and John O. Wilson